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May 14, 2007

Evelyn Dilsaver
President and Chief Executive Officer
The Charles Schwab Family of Funds
101 Montgomery Street
San Francisco, CA 94104

Re: The Charles Schwab Family of Funds

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit net operating expenses of the following funds effective May 14, 2007, as noted in the table below and described in the funds' next registration statement to be filed with the Securities and Exchange Commission.

FUND                                                              NET OPERATING               GUARANTEED
                                                                  EXPENSE LIMIT                 THROUGH
SCHWAB MUNICIPAL MONEY FUND TM -- SELECT SHARES                       35 bps                    4/29/09

SCHWAB MUNICIPAL MONEY FUND TM -- INSTITUTIONAL SHARES                24 bps                    4/29/09

SCHWAB VALUE ADVANTAGE MONEY FUND -- SELECT SHARES                    35 bps                    4/29/09

SCHWAB VALUE ADVANTAGE MONEY FUND --                                  24 bps                    4/29/09
         INSTITUTIONAL SHARES

SCHWAB VALUE ADVANTAGE MONEY FUND(R) --                               21 bps                    4/29/09
         INSTITUTIONAL PRIME SHARES

SCHWAB RETIREMENT ADVANTAGE MONEY FUND TM                             49 bps                    4/29/09

Sincerely,

/s/ George Pereira                                      /s/ Carolyn Stewart
------------------                                      -------------------
George Pereira                                          Carolyn Stewart
Senior Vice President and                               Vice President
Chief Financial Officer                                 Product Strategy and Product Management
Charles Schwab Investment Management, Inc.              Charles Schwab & Co., Inc.

cc:
         Clinton, Michael
         Felton, Koji
         Hand, Gregory
         Jande, Mini

         Gao, Zuogang
         Gergova, Mila
         Loh, Anna
         Norman, Jen
         Pereira, George
         Pierce, Jim
         Stuart, Carolyn
         Stuart, Jody
         Zuckerman, Philippa